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                                                                    Exhibit 23.2


                                   CONSENT OF
                           ROONEY, IDA, NOLT AND AKEN

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-53757) and in the related Prospectus, of our report dated October 25, 2000, relating to the financial statements of Guinness Telli*Phone Corporation, included in the Annual Report on Form 10-KSB for the years ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ Rooney, Ida Nolt and Aken
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Rooney, Ida Nolt and Aken
Walnut Creek, California
Date:  February 22, 2001